                                                                     EXHIBIT 2.1

                 SERIES A PREFERRED STOCK PURCHASE AGREEMENT
                  -------------------------------------------

This Agreement dated as of September 20th 1989 is entered into by and among Astropower Inc., a Delaware corporation (the "Company"), Astrosystems Incorporated, a Delaware corporation, on behalf of itself and its subsidiary ASI Solar Energy Corporation ("Astrosystems"), Essex Vencap, Inc., a New Jersey
                           ------------
corporation ("Essex"), and Allen M. Barnett ("Barnett") (each of a, Essex and
              -----                           -------
Barnett are referred to herein individually as a "Founder", and collectively as the "Founders"), and the Purchasers listed on Exhibit A hereto.
                                              ---------

     In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

     1.   Authorization and Sale of Shares.
          --------------------------------

          1.1  Authorization.  The Company has, or before the First Closing (as
               -------------
defined in Section 2.1) will have, duly authorized the sale and issuance of 1,775,000 shares of its Series A Convertible Preferred Stock, $.0l par value per share (the "Series A Preferred"), having the rights, restrictions, privileges
            ------------------
and preferences set forth in the Certificate of Amendment attached hereto as Exhibit B (the "Certificate of Amendment"). The Company has, or on or before the
---------       ------------------------
First Closing will have, adopted and filed the Certificate of Amendment with the Secretary of State of the State of Delaware.

          1.2  Sale of Shares.  Subject to the terms and conditions of this
               --------------
Agreement, at each Closing the Company will sell and issue to each of the Purchasers listed on Exhibit A, and each of the Purchasers listed on Exhibit A
                     ---------                                       ---------
will purchase, the number of shares of Series A Preferred set forth opposite such Purchaser's name on Exhibit A for the purchase price set forth thereon.
                         ---------
The shares of Series A Preferred being sold under this Agreement are referred to as the "Shares".
        ------

          1.3  Separate Agreements.  The Company's agreement with each of the
               -------------------
Purchasers is a separate agreement, and the sale of the Shares to each of the Purchasers is a separate sale.

          1.4  Use of Proceeds.  The Company will use the proceeds from the sale
               ---------------
of the Shares for product development and other working capital purposes.

     2.   Closings.
          --------

          2.1  First Closing.  The closing of the sale and purchase of the
               -------------
Shares as set forth on Exhibit A under the heading "First Closing" (the "First
                       ---------                                        ------
Closing") is taking place simultaneously with the execution of this Agreement at
---------
the offices of a Handler Gottlieb a Landau & Hirsch, 52 Vanderbilt Avenue,
New York, New York at 10:00 A.M. on ___________ _____, 1989.
At the First Closing, the Company will deliver to each of the Purchasers a certificate for the number of Shares being purchased by such Purchaser, registered in the name of such Purchaser, against payment to the Company of $1.85 per share (the "First Closing Price") by wire transfer, check, or other method acceptable to the Company. The date of the First Closing is hereinafter referred to as the "First Closing Date". If at the First Closing any of the
                    ------------------
conditions specified in Section 6 shall not have been fulfilled, each of the Purchasers shall, at his or its election, be relieved of all of his or its obligations under this Agreement without thereby waiving any other rights he or it may have by reason of such failure or such non-fulfillment.

           2.2  Second Closing.
                --------------

                (a) The Closing of the sale and purchase of the Shares as set forth on Exhibit A under the heading "Second Closing" (the "Second Closing")
                                                            --------------
shall take place at the offices of a Handler Gottlieb Feiler Landau &
Hirsch, 52 Vanderbilt Avenue, New York, New York, within thirty (30) days after the Second Closing Conditions (as defined below) are met (the "Second Closing
                                                               --------------
Date"). The First Closing and the Second Closing are sometimes referred to
----
hereinafter collectively as the "Closings" and individually as a "Closing". The
                                 --------                         -------
parties hereto acknowledge that the price per Share to be paid by the Purchasers at the Second Closing (the "Second Closing Price") shall be $15,000,000 divided by (4,595,066+a) if the Purchasers reasonably determine that the milestone conditions set forth as paragraphs 1 and 2 of Exhibit C have been fulfilled
                                              ---------
within 90 days after the First Closing and $12,000,000 divided by (4,595,066+x) per Share if the Purchasers reasonably determine that the milestone conditions set forth as paragraphs 1 and 2 of Exhibit C have been fulfilled 90 days or more
                                   ---------
after the First Closing. As used in the preceding sentence, 'x' equals the number of Shares sold at the First Closing. Thus, if 540,541 Shares are sold at the First Closing and the milestone conditions set forth on Exhibit C are
                                                            ---------
fulfilled within 90 days after the First Closing, the price per Share payable by the Purchasers at the Second Closing shall be $2.92 per Share.

          (a) The obligation of the Purchasers to purchase Shares at the Second Closing is conditioned upon fulfillment of the milestone conditions set forth on Exhibit C hereto (the "Second Closing Conditions"). At the Second Closing, the
---------             ----------------------------
Company will deliver to each of the Purchasers a certificate for the number of shares being purchased by such Purchaser, registered in the name of such Purchaser, against payment to the Company of the purchase price therefor, by wire transfer, check, or other method acceptable to the Company. If at the Second Closing any of the conditions specified in Section 7 shall not have been fulfilled, each of the Purchasers shall, at his or its election, be relieved of all of his or its obligations under this Agreement without thereby waiving any of the rights he or it may have by reason of such failure or such non-fulfillment.

          (c) Notwithstanding the provisions of Sections 2.2(a) and (a) above, upon a reasonable determination by the Purchasers prior to December 31, 1989 that the milestone conditions set forth as paragraphs 1 and 2 of Exhibit C have
                                                                 ---------
been fulfilled, the Purchasers shall deposit with Hale and Dorr ("Escrow Agent")
                                                                  ------------
the amount of the purchase price set forth on Exhibit A under the heading
                                              ---------
"Second Closing." Such amount shall be held by Escrow Agent pursuant to the terms of an Escrow Agreement in the form of Exhibit D until the earlier of (a)
                                            ---------
receipt by Escrow Agent of a notice signed on behalf of the Company and each Purchaser that the milestone condition set forth as paragraph 3 of Exhibit C has
                                                                   ---------
been fulfilled (the "Confirmation Notice"), or (ii) June 30, 1990.  If the
                     -------------------
Escrow Agent receives the Confirmation Notice prior to June 30, 1990, the Escrow Agent shall pay such escrowed amount, plus all interest earned thereon, to the Company. If the Escrow Agent does not receive the Confirmation Notice prior to June 30, 1990, the Escrow Agent shall pay such escrowed amount, plus all interest earned thereon, to the Purchasers and all obligations of the Purchasers with respect to the Second Closing shall cease.

          (a) Notwithstanding the provisions of Section 2.2(a), affiliates of GenAm (U.S.), Inc., Advent International Corporation, a Venture Capital Corporation, Pierce Nordquist Associates or Ventures West Management III, Ltd. shall have the right to purchase Shares at the First Closing Price and shall be deemed to have purchased such Shares at the First Closing, if such Shares are purchased within thirty (30) days after the First Closing. The parties hereto acknowledge that the Company shall have the right prior to December 31, 1989 to issue and sell Shares to entities who are not parties to this Agreement, which such entities shall be entitled to all of the rights of Purchasers hereunder, provided that the purchase of Shares by such entities is approved by at least two-thirds (2/3) of the Purchasers, that such entities pay the Second Closing Price for such Shares and that such entities agree to be bound by all of the obligations of Purchasers hereunder.

     3.  Representations of the Company.  Subject to and except as disclosed by
         ------------------------------
the Company in Exhibit E hereto, the Company hereby represents and warrants to
               ---------
each of the Purchasers as follows:

          3.1  Organization and Standing.  The Company is a corporation duly
               -------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. The Company is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the failure to so qualify would have a material adverse effect on the operations or financial condition of the Company. The Company has furnished to the Purchasers true and complete copies of its Certificate of Incorporation and By-Laws, each as amended to date and presently in effect.

          3.2  Capitalization.  The authorized capital stock of the Company
               --------------
(immediately prior to the First Closing) will consist of 10,000,000 shares of Common Stock, of which 4,444,444 shares are issued and outstanding, and 1,775,000 shares of Preferred Stock, $.0l par value per share, none of which are issued and outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Exhibit E hereto or provided in this
                                       ---------
Agreement, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) there is not any commitment of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, and (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as provided in this Agreement, no person or entity is entitled to (i) any preemptive or similar right with respect to the issuance of any capital stock of the Company, or (ii) any rights with respect to the registration of any capital stock of the Company under the Securities Act of 1933, as amended (the "Securities Act"). All of the issued and outstanding
                      ---------------
shares of Common Stock have been offered, issued and sold by the Company in compliance with applicable Federal and state securities laws.

To the best of the Company's knowledge, no stockholder of the Company has granted options or other rights to purchase any shares of Common Stock from such stockholder.

          3.3  Subsidiaries.  Except as set forth on Exhibit E, the Company has
               ------------                          ---------
no subsidiaries and does not own or control, directly or indirectly, any other corporation, association or business entity.

          3.4  Stockholder List and Agreements.  Attached as Exhibit F is a true
               -------------------------------               ---------
and complete list of the stockholders of the Company, showing the number of shares of Common Stock or other securities of the Company held by each stockholder as of the date of this Agreement and the consideration paid to the Company, if any, for such shares. Except as contemplated by this Agreement, there are no agreements, written or oral, between the Company and any holder of its capital stock, or, to the best knowledge of the Company, among any holders of its capital stock, relating to the acquisition, disposition or voting of the capital stock of the Company.

          3.5  Issuance of Shares.  The issuance, sale and delivery of the
               ------------------
Shares in accordance with this Agreement and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares, have been, or will be on or prior to the First Closing, duly authorized and reserved for issuance, as the case may be, by all necessary corporate action on the part of the Company, and the Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of Common Stock issuable upon conversion of the Shares when issued upon such conversion, will be duly and validly issued, fully paid and non-assessable.

          3.6  Authority for Agreement.  The execution, delivery and performance
               -----------------------
by the Company of this Agreement have been duly authorized by all necessary corporate action, and this Agreement has been duly executed and delivered by the Company. This Agreement constitutes the valid and binding obligation of the Company enforceable in accordance with its terms. The execution of and performance of the transactions contemplated by this Agreement and compliance with its provisions by the Company will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, nor is the Company otherwise in default under its Certificate of Incorporation or By-Laws or any indenture, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company.

          3.7  Governmental Consents.  No consent, approval, order or
               ---------------------
authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Company in connection with the execution and delivery of this Agreement, the offer, issue, sale and delivery of the Shares, or the other transactions to be consummated at the First Closing, as contemplated by this Agreement, except such filings as shall have been made prior to and shall be effective on and as of the First Closing. Based on the representations made by each of the Purchasers in
Section 5 of this Agreement, the offer and sale of the Shares to each of the Purchasers will be in compliance with applicable Federal and state securities laws.

          3.8  Litigation.  There is no action, suit, proceeding or
               ----------
investigation pending, or, to the best of the Company's knowledge, any basis therefor or threat thereof, against the Company or any of the Founders, which questions the validity of this Agreement or the right of the Company or any of the Founders to enter into it, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition (financial or otherwise), business or prospects of the Company, nor is there any litigation pending, or, to the best of the Company's knowledge, any basis therefor or threat thereof, against the Company or any of the Founders by reason of the past employment relationships of any of the Founders, the proposed activities of the Company, or negotiations by the Company and/or any of the Founders with possible investors in the Company.

          3.9  Financial Statements.  The Company has furnished to each of the
               --------------------
Purchasers a complete and correct copy of the audited balance sheet of the Company as at December 31, 1988 and the related statements of operations and cash flows compiled by the Company and reviewed by a, Cannon, Truitt &
Sarnecki, P.A., and the unaudited balance sheet of the Company (the Balance
                                                                    -------
Sheet) as at March 31, 1989 (the "Balance Sheet Date") and the related
-------                           ------------------
statements of operations and cash flows compiled by the Company (collectively, the "Financial Statements"). The Financial Statements are complete and correct,
     --------------------
are in accordance with the books and records of the Company and present fairly the financial condition and results of operations of the Company, as at the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles consistently applied, except that the Financial Statements have been prepared for the internal use of management and may not be in accordance with generally accepted accounting principles because of the absence of footnotes normally contained therein and are subject to normal year-end audit adjustments which in the aggregate will not be material.

          3.10  Absence of Liabilities.  Except as disclosed in Exhibit E, the
                ----------------------                          ---------
Company did not have, at the Balance Sheet Date, any liabilities of any type which in the aggregate exceeded $5,000, whether absolute or contingent, which were not fully reflected on the Balance Sheet, and, since the Balance Sheet Date, the Company has not incurred or otherwise become subject to any such liabilities or obligations except in the ordinary course of business.

          3.11  Taxes.  The amount shown on the Balance Sheet as provision for
                -----
taxes is sufficient in all material respects for payment of all accrued and unpaid Federal, state, county, local and foreign taxes for the period then ended and all prior periods. The Company has filed or has obtained presently effective extensions with respect to all Federal, state, county, local and foreign tax returns which are required to be filed by it, such returns are true and correct and all taxes shown thereon to be due have been timely paid with exceptions not material to the Company. Federal income tax returns of the Company have not been audited by the Internal Revenue Service, and no controversy with respect to taxes of any type is pending or, to the knowledge of the Company, threatened.

          3.12  Property and Assets.  The Company has good title to all of its
                -------------------
material properties and assets, including all properties and assets reflected in the Balance Sheet, except those disposed of since the date thereof in the ordinary course of business, and none of such properties or assets is subject to any mortgage, pledge, lien, security interest, lease, charge or encumbrance other than those the material terms of which are described in the Balance Sheet or in Exhibit E.
      ---------

          3.13  Patents and Trademarks.  Set forth on Exhibit E is a true and
                ----------------------                ---------
complete list of all patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, copyrights and licenses presently owned or held by the Company or any or all of the Founders. The Company owns or possesses all of the patents, trademarks, service marks, trade names, copyrights, proprietary rights, trade secrets, and licenses or rights to the foregoing, necessary for the conduct of the Company's business as conducted and as proposed to be conducted. To the best of the Company's knowledge, the business proposed by the Company will not cause the Company to infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any Founder or employee is obligated under any contract (including any license, covenant or commitment of any nature), or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such Founder's or a best efforts to promote the interests of the Company or would conflict with the Company's business as proposed to be conducted. To the best of the Company's knowledge, no prior employer of any Founder or any other employee of the Company has any right to or interest in any inventions, improvements, discoveries or other information assigned to the Company by such Founder or employee pursuant to the nondisclosure and assignment of invention agreement (in the form attached hereto as Exhibit G) executed by such Founder or employee, or otherwise so assigned.
   ---------

          3.14  Insurance.  The Company maintains valid policies of workers'
                ---------
compensation insurance and of insurance with respect to its properties and business of the kinds and in the amounts not less than is customarily obtained by corporations of established reputation engaged in the same or similar business and similarly situated, including, without limitation, insurance against loss, damage, fire, theft, public liability and other risks.

          3.15  Material Contracts and Obligations.  Exhibit E sets forth a list
                ----------------------------------   ---------
of all material agreements of any nature to which the Company is a party or by which it is bound, including without limitation (a) each agreement which requires future expenditures by the Company in excess of $5,000, (b) all employment and consulting agreements, employee benefit, bonus, pension, a, stock option, stock purchase and similar plans and arrangements, and distributor and sales representative agreements, and (c) any agreement to which any stockholder, officer or director of the Company, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), is presently a party, including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity. The Company has delivered to the Purchasers copies of such of the foregoing agreements as they have requested. All of such agreements and contracts are valid, binding and in full force and effect.

          3.16  Compliance.  The Company has, in all material respects, complied
                ----------
with all laws, regulations and orders applicable to its present and proposed business and has all material permits and licenses required thereby. There is no term or provision of any material mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it is bound, or, to the knowledge of the Company, of any provision of any state or

Federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company, which materially adversely affects or, so far as the Company may now foresee, in the future is reasonably likely to materially adversely affect, the business, prospects, condition, affairs or operations of the Company or any of its properties or assets. To the best of the knowledge of the Company, none of the Founders or any of the employees of the Company is in violation of any term of any employment contract, patent or other proprietary information disclosure agreement or any other contract or agreement relating to the employment of such Founder or employee by the Company.

          3.17  Absence of Changes.  Except as set forth on Exhibit E, since the
                ------------------                          ---------
Balance Sheet Date, there has been no material adverse change in the condition, financial or otherwise, net worth or results of operations of the Company, other than changes occurring in the ordinary course of business which changes have not, individually or in the aggregate, had a materially adverse effect on the business, prospects, properties or condition, financial or otherwise, of the Company.

          3.18  Employees.  All employees of the Company whose employment
                ---------
responsibility requires access to confidential or proprietary information of the Company have executed and delivered nondisclosure and assignment of invention agreements in the form of Exhibit G, and all of such agreements are in full
                          ---------
force and effect. None of the employees of the Company is represented by any labor union, and there is no labor strike or other labor trouble pending with respect to the Company (including, without limitation, any organizational drive) or, to the best knowledge of the Company, threatened.

          3.19  Books and Records.  The minute books of the Company contain
                -----------------
complete and accurate records of all meetings and other corporate actions of its stockholders and its Board of Directors and committees thereof. The stock ledger of the Company is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

          3.20  ERISA.  The Company has no employee benefit plan subject to the
                -----
Employee Retirement Income Security Act of 1974.

          3.21  Disclosures.  Neither this Agreement nor any exhibit hereto, nor
                -----------
any report, certificate or instrument furnished to any of the Purchasers or their special counsel in connection with the transactions contemplated by this Agreement, including, without limitation, the Business Plan of the Company dated November 1988 (the "Plan"), when read together, contains or will contain any
                    ----
material misstatement of fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. The Company knows of no information or fact which has or would have a material adverse effect on the financial condition, business or prospects of the Company which has not been disclosed to the Purchasers. Each projection furnished in the Plan was prepared with due care based on reasonable assumptions and represents the Company's best estimate of future results based on information available as of the date of the Plan. No projection referred to in the preceding sentence shall be deemed to be misleading unless it is shown that any such projection was made without a reasonable basis or was disclosed other than in good faith.

      4.  Representations and Warranties of Founders.  Each of the Founders
          ------------------------------------------
severally represents and warrants to the Purchasers as follows:

          4.1  Conflicting Agreements.  Such Founder is not in violation of any
               ----------------------
fiduciary or confidential relationship or term of any employment contract, patent or other proprietary information disclosure or assignment agreement or any other contract, agreement, or any judgment, decree or order of any court or administrative agency relating to or affecting the right of such Founder to be employed by the Company because of the nature of the business conducted or proposed to be conducted by the Company or for any other reason. No such relationship, term, judgment, decree, or order conflicts with such Founder's obligations to use his best efforts to promote the interests of the Company nor does the execution and delivery of this Agreement, nor the carrying on of the Company's business as an officer or key employee of the Company, conflict with any such relationship, term, judgment, decree or order.

          4.2  Conflict of Interests.  If and while employed by the Company, and
               ---------------------
without the prior written consent of the Purchasers, such Founder will devote himself to the Company on a full-time basis and will not engage in any other business activity, either on a full-time or part-time basis, as an employee, a consultant or in any other capacity, and whether or not he receives any compensation therefor; provided, however, the Purchasers recognize that Barnett is and will continue following the execution of this Agreement to be a tenured member of the faculty of the University of Delaware with responsibilities for teaching, research and service and the Purchasers hereby consent to such activities by Barnett so long as they do not interfere with Barnett's performance of his duties to the Company; and further provided, however, that nothing herein shall prohibit such Founder from making and managing passive investments, which activities do not, in the aggregate, materially interfere with such Founder's performance of his duties to the Company. Barnett does not own, directly or indirectly, of record or beneficially more than one percent (1%) of the outstanding voting securities (which shall include any security or option convertible into or exercisable for voting securities) of any corporation other than the Company, nor is Barnett a general partner or limited partner in a partnership in which he has a direct or indirect interest in more than one percent (1%) of the profits of such partnership.

          4.3  Litigation.  There is no action, suit or proceeding, or
               ----------
governmental inquiry or investigation, pending or, to the knowledge of such Founder, threatened against such Founder, and, to the knowledge of such Founder, there is no basis for any such action, suit, proceeding, or governmental inquiry or investigation.

          4.4  Stockholder Agreements.  Except as contemplated by this
               ----------------------
Agreement, such Founder is not a party to and has no knowledge of any agreements, written or oral, relating to the acquisition, disposition or voting of the capital stock of the Company. All previous agreements relating to the acquisition, disposition or voting of the capital stock of the Company, including, without limitation, the Amended and Restated Barnett Agreement between Astrosystems and Barnett, the Management Agreement among Astrosystems, Barnett and Essex, the Option Agreement With Respect to Partnership Interest in Voltek Associates, L.P. among Astropower, Inc. and Essex (the "Essex Voltek Option"), and the Equity Security holders' Agreement among Astrosystems, Astropower, Inc., Barnett and Essex, all dated as of January 31, 1986, have been terminated.

          4.5  Disclosure.  To the best of such Founder's knowledge, neither
               ----------
this Agreement nor any Exhibit hereto, nor any report, certificate or instrument furnished to any of the Purchasers or their special counsel in connection with the transactions contemplated by this Agreement, including the Plan, when read together, contains or will contain any material misstatement of fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

      5.  Representations of the Purchasers.  Each of the Purchasers severally
          ---------------------------------
represents and warrants to the Company as follows:

          5.1  Investment.  Such Purchaser is acquiring the Shares, and the
               ----------
shares of Common Stock into which the Shares may be converted, for his or its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the

Exhibits hereto, such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

          5.2  Authority.  Such Purchaser has full power and authority to enter
               ---------
into and to perform this Agreement in accordance with its terms. Any Purchaser which is a corporation, partnership or trust represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

          5.3  Experience.  Such Purchaser has carefully reviewed the
               ----------
representations concerning the Company contained in this Agreement, has read the Plan and has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to such Purchaser any and all written information which he or it has requested and have answered to such Purchaser's satisfaction all inquiries made by such Purchaser; and such Purchaser has adequate net worth and means of providing for his or its current needs and personal contingencies to sustain a complete loss of his or its investment in the Company; such Purchaser's overall commitment to investments which are not readily marketable is not disproportionate to his or its net worth and such Purchaser's investment in the Shares will not cause such overall commitment to become excessive.

          5.4  Accredited Investor.  Unless otherwise indicated in writing by
               -------------------
such Purchaser to the Company, such Purchaser is an Accredited Investor within the definition set forth in Securities Act Rule 501(a).

      6.  Conditions to the Obligations of the Purchasers at First Closing.  The
          ----------------------------------------------------------------
obligation of each of the Purchasers to purchase Shares at the First Closing is subject to the fulfillment, or the waiver by such Purchaser, of the following conditions on or before the First Closing Date:

          6.1  Accuracy of Representations and Warranties.  The representations
               ------------------------------------------
and warranties contained in Sections 3 and 4 shall be true on and as of the First Closing Date with the same effect as though such representations and warranties had been made on and as of that date.

          6.2  Performance.  The Company shall have performed and complied with
               -----------
all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the First Closing.

          6.3  Opinion of Counsel.  Each Purchaser shall have received an
               ------------------
opinion from Opton Handier Gottlieb Feiler Landau & Hirsch, counsel for the Company, dated the First Closing Date, addressed to the Purchasers, and satisfactory in form and substance to each Purchaser, to the effect that:

               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted, to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. The Company is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the failure to so qualify would have a material adverse effect on the operations or financial condition of the Company.

               (b) Except for changes contemplated by this Agreement, the authorized capital stock of the Company is as described in subsection 3.2 of this Agreement and, to the knowledge of such counsel, the other representations and warranties contained in subsection 3.2 are true and correct (other than the last sentence thereof, as to which no opinion need be expressed, and other than the next to last sentence thereof, as to which an opinion need only be expressed that no registration was required for the offer, issuance and sale of such Common Stock under applicable Federal and state securities laws).

               (c) The issuance, sale and delivery of the Shares by the Company in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares, have been duly authorized and reserved for issuance, as the case may be, by all necessary corporate action on the part of the Company, and the Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of Common Stock issuable upon conversion of the Shares, when issued upon such conversion, will be duly and validly issued, fully paid and non-assessable.

               (d) The execution, delivery and performance by the Company and the Founders of this Agreement and of the Shareholders' Agreement described in
Section 6.8 below (the "Shareholders' Agreement") and the exercise of the option
                        -----------------------
described in Section 6.9 below (the "Option Exercise") have been duly authorized
                                     ---------------
by all necessary corporate action, and this Agreement, the Shareholders' Agreement and the Option Exercise have been duly executed and delivered by the Company and the Founders. This Agreement (other than subsections 9.7 and 9.8 hereof, as to which no opinions need be expressed), the Shareholders' Agreement and the Option Exercise constitute the valid and binding obligation of the Company and the Founders, enforceable in accordance with their respective terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies. The execution and delivery of this Agreement, the Shareholders' Agreement and the Option Exercise and the offer, issue and sale of the Shares hereunder will not conflict with, or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, the Certificate of Incorporation or By-Laws of the Company, or any indenture, lease, agreement, or other instrument known to such counsel to which the Company or any of the Founders is a party or by which any of them or any of their respective properties are bound, or any decree, judgment or order specifically naming the Company or any of the Founders and known to such counsel.

               (e) Except as obtained and in effect at the First Closing, no consent, approval, order or authorization of, or registration, qualification, designation, declaration, or filing with, any governmental authority (other than filings required to be made after the First Closing under applicable federal and state securities laws) is required on the part of the Company in connection with the execution and delivery of this Agreement or the Shareholders' Agreement, or the Option Exercise or the offer, issue, sale and delivery of the Shares, or the other transactions to be consummated at the Closing pursuant to this Agreement.

               (f) Based on the representations of each of the Purchasers in
Section 5, the offer, issuance and sale of the Shares pursuant to this Agreement are exempt from registration under the Securities Act.

               (g) To the best of such counsel's knowledge, except as set forth in Exhibit E to this Agreement, there is no action, suit or proceeding, or
   ---------
governmental inquiry or investigation, pending or threatened against the Company or any of the Founders.

               (h) The sublicense between the Company and Astrosystems in the form attached hereto as Exhibit H is not in violation of the terms of that
                        ---------
certain License Agreement dated May 1, 1983 between Astrosystems and the University of Delaware (the "Delaware License").

          6.4  Blue Sky Approvals.  The Company shall have received any
               ------------------
requisite approvals of the securities commissioners of

Maryland, Massachusetts, New York, Washington and British Columbia and such approvals shall be in full force and effect on the Closing Date.

          6.5  Certificates and Documents.  The Company shall have delivered to
               --------------------------
the Purchasers:

               (i) The Certificate of Incorporation of the Company, as amended and in effect immediately prior to the First Closing Date, certified by the Secretary of State of the State of Delaware;

               (ii) Certificates, as of the most recent practicable dates, as to the corporate good standing of the Company issued by the Secretary of State of the State of Delaware, confirming such good standing on or immediately prior to the First Closing Date;

               (iii) By-laws of the Company, certified by its Secretary or Assistant Secretary as of the First Closing Date; and

               (iv) Resolutions of the Board of Directors of the Company, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of the Company as of the First Closing Date.

          6.6  Board of Directors.  Immediately after the First Closing, the
               ------------------
Board of Directors of the Company shall consist of Allen M. Barnett, Charles Schaller, Gilbert Steinberg and Robert W. Shaw, Jr., or if he is unwilling or unable to serve, another person designated by Arete Ventures, Inc.

          6.7  Shareholders' Agreement.  The Company, ASI Solar Energy
               -----------------------
Corporation, and each Founder other than Astrosystems shall have executed and delivered to the Purchasers the Shareholders' Agreement in the form attached hereto as Exhibit I.
          ---------

          6.8  Option Agreement.  The Company shall have exercised the option to
               ----------------
acquire the assets of the Astropower Division of Astrosystems provided for in that certain Amended and Restated Option Agreement with Astrosystems dated January 31, 1986 in the form attached hereto as Exhibit J and Astrosystems shall
                                                ---------
have complied with its obligations under such Option Agreement.

          6.9  Essex Options.  The Essex Voltek Option shall have been
               -------------
terminated and replaced by the Option Agreement in the form attached hereto as Exhibit K.
---------

          6.10  Employment Agreement.  The Company and Barnett shall have
                --------------------
entered into the Employment Agreement in the form attached hereto as Exhibit L.
                                                                     ---------

          6.11  BP Letter.  The Company shall have executed and delivered to the
                ---------
Purchasers the letter in the form attached hereto as Exhibit M.
                                                     ---------

          6.12  Option Plan.  The Company shall have agreed to amend and restate
                -----------
any existing stock option plan it may have so that such plan shall be in the form attached hereto as Exhibit N.
                        ---------

          6.13  Minimum and Maximum Investment.  The Purchasers shall have
                ------------------------------
agreed to invest at the First and Second Closings an aggregate of not more than $3,500,000 and not less than $2,500,000.

          6.14  Other Matters.  All corporate and other proceedings in
                -------------
connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers, and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     7.  Conditions to the Obligations of the Purchasers at the Second Closing.
         ---------------------------------------------------------------------
In addition to the conditions set forth in subsection 2.2(b) above, the obligation of each of the Purchasers to purchase Shares at the Second Closing is subject to the fulfillment, or the waiver by such Purchaser, of the following conditions on or before the Second Closing Date:

          7.1   First Closing.  The First Closing shall have taken place
                -------------
pursuant to the terms of this Agreement.

          7.2   Representations and Warranties; Performance of Obligations.  The
                ----------------------------------------------------------
representations and warranties made by the Company in Section 3 shall be true and correct when made, and shall be true and correct on the Second Closing Date with the same force and effect as if they had been made on and as of said date giving effect to the First Closing and transactions in the ordinary course of business or approved by the Board of Directors of the Company subsequent to the First Closing; and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Second Closing Date.

          7.3   Conditions of First Closing.  All conditions of Section 6 shall
                ---------------------------
continue to be fulfilled and the Certificate of Amendment shall not have been amended and shall remain in full force and effect.

          7.4   Board of Directors.  Immediately after the Second Closing, the
                ------------------
Board of Directors of the Company shall include Robert W. Shaw, Jr., or if he is unwilling or unable to serve, another person designated by Arete Ventures, Inc., and George S. Reichenbach, or if he is unwilling or unable to serve, another person designated by Advent International Corporation.

          7.5   Opinion of Counsel.  The Purchasers shall have received from
                ------------------
Opton Handler Gottlieb Feiler Landau & Hirsch, counsel to the Company, an opinion dated as of the Second Closing Date, substantially the same in form as that delivered pursuant to Section 6.3.

          7.6   Compliance Certificate.  The Company shall have delivered to the
                ----------------------
Purchasers a Compliance Certificate, executed by the President, dated as of the Second Closing Date, certifying as to the fulfillment of the conditions specified in Sections 7.1, 7.2, 7.3 and 7.4.

      8.  Conditions to the Obligations of the Company at the First Closing.
          -----------------------------------------------------------------
The obligations of the Company at the First Closing under subsection 1.2 of this Agreement are subject to fulfillment, on or before the First Closing Date, of each of the following conditions:

          8.1   Accuracy of Representations and Warranties.  The representations
                ------------------------------------------
and warranties of the Purchasers contained in Section 5 shall be true on and as of the First Closing Date with the same effect as though such representations and warranties had been made on and as of that date.

          8.2   Blue Sky Approvals.  The Company shall have received any
                ------------------
requisite approvals of the securities commissioners of Maryland, Massachusetts, New York, Washington and British Columbia and such approvals shall be in full force and effect on the First Closing Date.

      9.  Conditions to the Obligations of the Company at the Second Closing.
          ------------------------------------------------------------------
The obligations of the Company at the Second Closing under subsection 1.2 of this Agreement are subject to fulfillment, on or before the Second Closing Date, of each of the following conditions:

          9.1   Accuracy of Representations and Warranties.  The representations
                ------------------------------------------
and warranties of the Purchasers contained in Section 5 shall be true on and as of the Second Closing Date with the same effect as though such representations and warranties had been made on and as of that date.

          9.2   Blue Sky Approvals.  The Company shall have received any
                ------------------
requisite approvals of the securities commissioners of Maryland, Massachusetts, New York, Washington and British Columbia and such approvals shall be in full force and effect on the Second Closing Date.

          9.3   First Closing.  The First Closing shall have taken place
                -------------
pursuant to the terms of this Agreement.

      10. Covenants of the Company.
          ------------------------

          10.1  Inspection.  The Company shall permit each Purchaser or any
                ----------
authorized representative thereof, to attend, as observers and without the right to vote, meetings of the Board of Directors of the Company, to visit and inspect the properties of the Company, including its corporate and financial records, and to discuss its business and finances with officers of the Company, during normal business hours following reasonable notice and as often as may be reasonably requested, and to receive copies of all notices of meetings and other notices, minutes, consents and other materials that the Company provides to its directors.

          10.2  Financial Statements and Other Information.
                ------------------------------------------

                (a)  The Company will deliver to each Purchaser:

                     (i) within 120 days after the end of each fiscal year of the Company, an audited balance sheet of the Company as at the end of such year and audited statements of income and of changes in financial condition of the Company for such year, examined or reviewed, at the option of the Board of Directors of the Company, by certified public accountants selected by the Company, all of such documents to be prepared in accordance with generally accepted accounting principles;

                     (ii) within 45 days after the end of each fiscal quarter of the Company, an unaudited balance sheet of the Company as at the end of such quarter, and unaudited statements of income and cash flow of the Company for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter and including an aging of the Company's accounts receivable and accounts payable and a statement of the number of employees of the Company as at the end of such quarter;

                     (iii) within 30 days after the end of each month, an unaudited balance sheet of the Company as at the end of such month and unaudited statements of income and cash flow of the Company for such month and for the current fiscal year to the end of such month, setting forth in comparative form the Company's projected financial statements for the corresponding periods for the current fiscal year;

                     (iv) as soon as available, but in any event within 30 days after commencement of each new fiscal year, a business plan and projected financial statements for such fiscal year and projected financial statements for the two years following such new fiscal year; and

                     (v) with reasonable promptness, such other notices, information and data with respect to the Company as the Company delivers to the holders of its Common Stock, and such other information and data as such Purchaser may from time to time reasonably request.

                (b) The foregoing financial statements shall be prepared on a consolidated basis if the Company then has any subsidiaries. The financial statements delivered pursuant to clause (ii) and (iii) of paragraph (a) shall be accompanied by a certificate of the chief financial officer of the Company stating that such statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as noted) and fairly present the financial condition of the Company at the date thereof and for the periods covered thereby.

          10.3  Material Changes and Litigation.  The Company will promptly
                -------------------------------
notify the Purchasers of any material adverse change in the business, properties, assets or condition, financial or otherwise, of the Company and of any litigation or governmental proceeding or investigation pending or, to the best knowledge of the Company, threatened against the Company, or against any officer, director, key employee or principal stockholder of the Company materially affecting or which, if adversely determined, would materially adversely affect its present or proposed business, properties, assets or condition taken as a whole.

          10.4  Key Man Insurance.  For a period of three years after the
                -----------------
Closing Date, the Company will maintain term life insurance upon the life of Barnett in the amount of $500,000.

          10.5  Nondisclosure Agreements.  The Company will require all persons
                ------------------------
now or hereafter employed by the Company who
have access to confidential and proprietary information of the Company to enter into nondisclosure and assignment of inventions agreements substantially in the form of Exhibit G.
        ---------

          10.6  Right of First Refusal.
                ----------------------

                (a) The Company hereby grants to each Purchaser a right of first refusal to purchase, on a pro rata basis, all or any part of New Securities (as defined below) which the Company may, from time to time, propose to sell and issue, subject to the terms and conditions set forth below. A Purchaser's pro rata share, for purposes of this subsection 10.6, shall equal a fraction, the numerator of which is the number of shares of Series A Preferred purchased by such Purchaser pursuant to this Agreement, and the denominator of which is the total number of shares of Series A Preferred purchased by the Purchasers pursuant to this Agreement.

                (b)  "New Securities" shall mean any capital stock of the
                      --------------
Company whether now authorized or not, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever which are, or may become, convertible into capital stock; provided, however, that the term "New
                                        --------  -------
Securities" does not include (i) the Shares issuable under this Agreement or the shares of Common Stock issuable upon conversion of the Shares; (ii) securities offered to the public pursuant to a Registration Statement (as defined in subsection 11.1); (iii) securities issued for the acquisition of another corporation by the Company by merger, purchase of substantially all the assets of such corporation or other reorganization resulting in the ownership by the Company of not less than 51% of the voting power of such corporation; (iv) not more than 500,000 shares of Common Stock issued to employees or consultants of the Company pursuant to a stock option plan, employee stock purchase plan, restricted stock plan or other employee stock plan or agreement; or (v) securities issued as a result of any stock split, stock dividend or reclassification of Common Stock, distributable on a pro rata basis to all holders of Common Stock.

                (c) In the event the Company intends to issue New Securities, it shall give each Purchaser written notice of such intention, describing the amount and type of New Securities to be issued, the price thereof and the general terms upon which the Company proposes to effect such issuance. Each Purchaser shall have 20 days from the date of any such notice to agree to purchase all or part of its or his pro rata share of such New Securities for the price and upon the general terms and conditions specified in the Company's notice by giving written notice to the Company stating the quantity of New Securities to be so purchased. Each

Purchaser shall have a right of overallotment such that if any Purchaser fails to exercise his or its right hereunder to purchase his or its total pro rata portion of New Securities, each other Purchaser may purchase a portion of such unpurchased New Securities equal to a fraction, the numerator of which is such Purchaser's pro rata share, as defined in Section 10.6(a), and the denominator of which is the sum of such pro rata shares of such other Purchasers, by giving written notice to the Company within five days from the date that the Company provides written notice to the other Purchasers of the amount of New Securities with respect to which such nonpurchasing Purchaser has failed to exercise its or his right hereunder.

                (d) In the event the Purchasers fail to exercise the foregoing right of first refusal with respect to any New Securities specified in the notice within such 20-day period (or the additional five-day period provided for overallotments), the Company may within 120 days thereafter sell any or all of such New Securities not agreed to be purchased by the Purchasers, at a price, in the amount and upon general terms no more favorable to the purchasers thereof than specified in the notice given to each Purchaser pursuant to paragraph (c) above. In the event the Company has not sold such New Securities within such 120-day period, the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Purchasers in the manner provided above. The Purchasers shall, where possible, attempt, but shall not be obligated, to avoid applying the provisions of this Section 10.6 so as to preclude the sale of a specified block of New Securities to a third party.

                (e) For purposes of this subsection 10.6, "Purchaser" shall include the general partners, officers or other affiliates of a Purchaser, and a Purchaser may apportion its pro rata share among itself and such general partners, officers and other affiliates in such proportions as it deems appropriate.

          10.7  Negative Covenants.  So long as any Shares are outstanding,
                ------------------
neither the Company nor any subsidiary thereof shall, without the approval of the Board of Directors of the Company and the prior written consent of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the outstanding Shares (or their duly appointed attorney-in-fact, if any), which consent shall not be unreasonably withheld:

                (a) Declare or pay any dividends on Common Stock or Preferred Stock other than dividends payable solely in Common Stock;

                (b) Make any loan or advance to any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company, provided, that the Company shall have the right to make loans and advances to AstroPower Canada Ltd. ("Canada") in an amount not to exceed $10,000 in any one case or $100,000 in the aggregate;

                (c) Make any loan or advance to any person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business, loans under the terms of an employee stock or option plan authorized pursuant to
Section 10.7(h) or loans to employees in an amount not to exceed $10,000 per employee or $50,000 for all employees;

                (d) Incur, create, assume or otherwise become primarily or secondarily liable with respect to, or absolutely or contingently liable with respect to, or permit to exist any indebtedness except for trade accounts of the Company and other indebtedness not to exceed $100,000 in the aggregate;

                (e) Guarantee directly or indirectly, any indebtedness except for trade accounts of the Company or any wholly-owned subsidiary arising in the ordinary course of business, provided that the Company shall have the right to guarantee indebtedness of Canada in an amount not to exceed $100,000;

                (f) Merge with or into or consolidate with any other corporation or purchase or own any stock or other securities of or interest in any subsidiary or other corporation, partnership, or other entity, or sell, lease, or otherwise dispose of all or substantially all of its properties or assets, provided that the Company shall have the right (i) to merge with another corporation pursuant to a merger in which the Company is the surviving corporation and following which the stockholders of the Company immediately prior to such merger own at least a majority of the outstanding stock and voting power of the Company, (ii) to acquire at least a majority of the outstanding stock and voting power of any corporation or (iii) to acquire the management control and at least a majority of the general partnership interest in any general or limited partnership, if, in the case of any merger or acquisition permitted pursuant to the foregoing clauses (i), (ii) or (iii), such merger or acquisition would not result in a decrease in the Company's net tangible book value per share and any such corporation with which the Company merges or any such corporation or partnership in which the Company acquires an interest is at the time of such merger or acquisition (x) engaged in a business or activity contemplated by the Business

Plan as a business or activity of the Company or (y) otherwise engaged in research, development or commercial exploitation of solar energy;

                (g) Effect any reverse stock split, stock combination, reclassification or similar event which would result in a reduction of the number of shares of Series A Preferred then owned by any holder thereof or a reduction of the number of shares of Common Stock into which Series A Preferred is convertible;

                (h) Authorize or establish any stock option plan, employee stock purchase plan, restricted stock plan or other employee stock plan or agreement other than the stock option plan in the form attached hereto as Exhibit N (the "1989 Plan") or amend the 1989 Plan;
---------

                (i) Engage in any business or activity other than as contemplated by the Business Plan;

                (j) Amend or repeal any provision of, or add any provision to, its Certificate of Incorporation, any Certificate of Designation or By-Laws if such action will alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, any Series A Preferred Stock or otherwise adversely affect the rights of the holders of the Series A Preferred Stock;

                (k)  Repurchase any shares of its capital stock; or

                (1) Amend or waive any of its rights under the Employment Agreement.

          10.8  Termination of Covenants.  Unless earlier terminated, the
                ------------------------
covenants of the Company contained in Sections 10.1 through 10.7 of this Agreement shall terminate, and be of no further force or effect, upon the effective date of a Registration Statement (as defined in subsection 11.1) covering the Company's first bona fide firm commitment public offering of Common Stock, resulting in gross proceeds to the Company of at least $12,000,000, at a price per share of at least $7.50 (as adjusted for stock splits, stock dividends, recapitalizations and similar events); provided, however, that if the Board of Directors of the Company determines in good faith that it is in the best interest of the Company to undertake a bona fide underwritten public offering of the Company's Common Stock at a price per share of less than $7.50 and resulting in gross proceeds of less than $12,000,000, and the underwriter of such offering requires as a condition thereof that any covenant set forth in
Section 10.7
above be terminated, any such covenant, other than the covenant contained in subsection 10.7(j), shall be terminated upon the closing of such offering if the holders of at least 66 2/3% of the Shares consent to such termination, which such consent shall not be unreasonably withheld. If there is no alternative course of financing under substantially the same terms as the proposed underwriting, refusal to so consent shall be deemed unreasonable. In addition, the covenants set forth in Section 10.7 shall terminate, and be of no further force or effect, if the Second Closing does not occur in accordance with the terms of this Agreement or if at least 66 2/3% of the aggregate number of Shares purchased at the First Closing and the Second Closing are converted to Common Stock.

     11.  Registration Rights.
          -------------------

          11.1  Certain Definitions.  As used in this Section 9 and elsewhere in
                -------------------
this Agreement, the following terms shall have the following respective meanings:

                 "Commission" means the Securities and Exchange Commission, or
                  ----------
any other Federal agency at the time administering the Securities Act.

                 "Exchange Act" means the Securities Exchange Act of 1934, as
                  ------------
amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

                 "Registration Statement" means a registration statement filed
                  ----------------------
by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

                 "Registration Expenses" means the expenses described in
                  ---------------------
subsection 11.6.


                 "Registrable Shares" means (i) the shares of Common Stock
                  ------------------
issued or issuable upon conversion of the Shares, (ii) any shares of Common Stock owned by Astrosystems, (iii) any shares of Common Stock of the Company acquired by the Purchasers pursuant to subsection 10.6 hereof, and (iv) any other shares of Common Stock of the Company issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock which are
                    --------  -------
Registrable Shares shall cease to
be Registrable Shares upon any sale pursuant to a Registration Statement,
Section 4 (l) of the Securities Act or Rule 144 under the Securities Act, or any sale in any manner to a person or entity which, by virtue of Section 11 of this Agreement, is not entitled to the rights provided by this Section 11. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Shares, the determination of such percentage shall include shares of Common Stock issuable upon conversion of the Shares even if such conversion has not yet been effected.

                 "Securities Act" means the Securities Act of 1933, as amended,
                  --------------
or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

                 "Shares" shall have the meaning specified in subsection 1.2.
                  ------

                 "Stockholders" means the Purchasers, the Founders and any
                  ------------
persons or entities to whom the rights granted under this Section 11 are transferred by any Purchasers, their successors or assigns pursuant to Section 11 hereof; provided, however, that the Founders, shall not have any of the rights granted to Stockholders pursuant to Section 11.3 below, except that Astrosystems shall have the rights granted to Stockholders pursuant to Section 11.3(a).

          11.2  Sale or Transfer of Shares; Legend.
                ----------------------------------

               (a) The Shares and the Registrable Shares and shares issued in respect of the Shares or the Registrable Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

               (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Purchaser which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, if the transferee agrees in writing to be subject to the terms of this Section 11 to the same extent as if he were an original Purchaser hereunder, or (ii) a transfer made in accordance with Rule 144 under the Securities Act.

               (c) Each certificate or other instrument representing the Shares and the Registrable Shares and shares issued in respect of the Shares or the Registrable Shares shall bear a legend substantially in the following form:

          "The securities represented by this instrument have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

     The foregoing legend shall be removed from the certificates representing any Registrable Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

          11.3  Required Registrations.
                ----------------------

               (a) At any time after the earlier of December 31, 1992, or the closing of the Company's first underwritten public offering of shares of Common Stock pursuant to a Registration Statement, a Purchaser or Purchasers holding in the aggregate at least 33% of the Shares may request, in writing, that the Company effect the registration on Form S-1 or Form S-2 (or any successor form) of Registrable Shares owned by such Stockholder or Stockholders having an aggregate offering price of at least $750,000 (based on the then current market price or fair value). If the holders initiating the registration intend to distribute the Registrable Shares by means of an underwriting, they shall so advise the Company in their request. In the event such registration is underwritten, the right of other Stockholders to participate shall be conditioned on such Stockholders' participation in such underwriting. Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all Stockholders. Such Stockholders shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Stockholders may request in such notice of election, subject to the approval of the underwriter, if any, managing the offering; provided, that, in the event the Company is unable to effect the registration of all Registrable Shares which it is requested to register, each Stockholder who has requested to have shares registered shall have the right to have registered no more than its pro rata share (i.e., a fraction, the numerator of which is the number of Registrable Shares owned by such Stockholder and the denominator of which is the total number of Registrable Shares owned by the Stockholders requesting registration) of the shares being registered. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration, on Form S-1 or Form S-2 (or any successor form), of all Registrable Shares which the Company has been requested to so register.

               (b) At any time after the Company becomes eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), a Stockholder or Stockholders holding in the aggregate at least 25% of the Registrable Shares may request the Company, in writing, to effect the registration on Form S-3 (or such successor form), of Registrable Shares having an aggregate offering price of at least $250,000 (based on the current public market price). Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all Stockholders. Such Stockholders shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Stockholders may request in such notice of election. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration on Form S-3, or such successor form, of all Registrable Shares which the Company has been requested to register.

               (c) The Company shall not be required to effect more than two registrations pursuant to paragraph (a) above or more than four registrations pursuant to paragraph (b) above. The Company shall not be obligated to file or seek to be declared effective any Registration Statement if the Company would be required by the Commission to include audited financial statements as of any date other than the end of its fiscal year. In addition, the Company shall not be required to effect any registration (other than on Form S-3 or any successor form relating to secondary offerings) within six months after the effective date of any other Registration Statement of the Company.

               (d) If at the time of any request to register Registrable Shares pursuant to this subsection 11.3, the Company is engaged or has fixed plans to engage within 30 days of the time of the request in a registered public offering as to which the Stockholders may include Registrable Shares pursuant to subsection 11.4 or is engaged in any other activity which, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of six months from the effective date of such offering or the date of commencement of such other material activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any two year period.

          11.4  Incidental Registration.
                -----------------------

               (a) Whenever the Company proposes to file a Registration Statement (other than pursuant to subsection 11.3) at any time and from time to time, it will, prior to such filing, give written notice to all Stockholders of its intention to do so and, upon the written request of a Stockholder or Stockholders given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Registrable Shares which the Company has been requested by such Stockholder or Stockholders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Stockholder or Stockholders; provided that the Purchasers and their successors and assigns shall be entitled to include two Registrable Shares in any such registration for every one share of the Founder's Registrable Shares included in such registering; and further provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this subsection 11.4 without obligation to any Stockholder.

               (b) In connection with any offering under this subsection 11.4 involving an underwriting, the Company shall not be required to include any Registrable Shares in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If in the opinion of the managing underwriter the registration of all, or part of, the Registrable Shares which the holders have requested to be included would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Shares, if any, which the managing underwriter believes may be sold without causing such adverse effect, but in no event shall the amount of Registrable Shares included in the offering be reduced below 30% of the total amount of securities included in the offering, unless such offering is the initial public offering of the Company's securities. If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the total number of shares which the holders of Registrable Shares have requested to be included, then the holders of

Registrable Shares who have requested registration and other holders of shares of Common Stock entitled to include shares of Common Stock in such registration shall participate in the underwriting pro rata based upon their total ownership of shares of Common Stock of the Company. If any holder would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among other requesting holders pro rata based upon their total ownership of Registrable Shares.

          11.5  Registration Procedures.  If and whenever the Company is
                -----------------------
required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

               (a) file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective;

               (b) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective for a period of not less than 120 days from the effective date;

               (c) as expeditiously as possible furnish to each selling Stockholder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Stockholder; and

               (d) as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Stockholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Stockholders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the selling Stockholder; provided, however, that the Company shall not be
                            --------  -------
required in connection with this paragraph (d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

     If the Company has delivered preliminary or final prospectuses to the selling Stockholders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the selling Stockholders and, if requested, the selling Stockholders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company shall promptly provide the selling Stockholders with revised prospectuses and, following receipt of the revised prospectuses, the selling Stockholders shall be free to resume making offers of the Registrable Shares.

          11.6  Allocation of Expenses.  The Company will pay all Registration
                ----------------------
Expenses of all registrations under this Agreement; provided, however, that if a registration is withdrawn at the request of the Stockholders requesting such registration (other than as a result of information concerning the business or financial condition of the Company which is made known to the Stockholders after the date on which such registration was requested) and if the requesting Stockholders elect not to have such registration counted as a registration requested under subsection 11.3, the requesting Stockholders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration. No Registration Statement shall be withdrawn by the Stockholders except for a bona fide purpose. For purposes of this Section, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Section 11, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company and the fees and expenses of one counsel selected by the selling Stockholders to represent the selling Stockholders, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of selling Stockholders' own counsel (other than the counsel selected to represent all selling Stockholders).

          11.7  Indemnification.  In the event of any registration of any of the
                ---------------
Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable

Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the
                                                   --------  -------
Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof.

     In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided,
                                                                     --------
however, that the obligations of such Stockholders hereunder shall be limited to
-------
an amount equal to the proceeds to each Stockholder of Registrable Shares sold as contemplated herein.

Each party entitled to indemnification under this subsection 11.7 (the "Indemnified Party") shall give notice to the party required to provide
 -----------------
indemnification (the "Indemnifying Party") promptly after such Indemnified Party
                      ------------------
has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying
                                --------
Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to
                --------  -------
give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 11. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying
                                      --------  -------
Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

          11.8  Indemnification with Respect to Underwritten Offering.  In the
                -----------------------------------------------------
event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to subsection 11.3(a), the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

          11.9  Information by Holder.  Each holder of Registrable Shares
                ---------------------
included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 11.

          11.10 "Stand-Off" Agreement.  Each Stockholder, if requested by the
                ---------------------
Company and an underwriter of Common Stock or other
securities of the Company, shall agree not to sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Stockholder for a specified period of time (not to exceed 90 days) following the effective date of a Registration Statement; provided, that:
                                                          --------

                 (a) such agreement shall only apply to the first such Registration Statement covering Common Stock of the Company to be sold on its behalf to the public in an underwritten offering; and

                 (b) all Stockholders holding not less than the number of shares of Common Stock held by such Stockholder (including shares of Common Stock issuable upon the conversion of Shares, or other convertible securities, or upon the exercise of options, warrants or rights) and all officers and directors of the Company enter into similar agreements.

Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of the stand-off period.

          11.11  Limitations on Subsequent Registration Rights.  The Company
                 ---------------------------------------------
shall not, without the prior written consent of Stockholders holding at least 66 2/3% of the Shares, enter into any agreement (other than this Agreement) with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include securities of the Company in any registration filed under subsection 11.3 or 11.4, or (b) to make a demand registration which could result in such registration statement being declared effective prior to December 31, 1992.

          11.12  Rule 144 Requirements.  After the earliest of (i) the closing
                 ---------------------
of the sale of securities of the Company pursuant to a Registration Statement,
(ii) the registration by the Company of a class of securities under Section 12 of the Exchange Act, or (iii) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act, the Company agrees to:

                 (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                 (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

               (c) furnish to any holder of Registrable Shares upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days following the closing of the first sale of securities by the Company pursuant to a Registration Statement), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

          11.13  Selection of Underwriter.
                 ------------------------

               (a) In the case of any registration effected pursuant to subsection 11.3, the requesting Stockholders shall have the right to designate the managing underwriter in any underwritten offering.

               (b) In the case of any registration initiated by the Company, the Company shall have the right to designate the managing underwriter in any underwritten offering, subject to the approval of a majority of the Registrable Shares to be included in such offering, which approval shall not be unreasonably withheld.

     12.  Delaware License.  Astrosystems shall indemnify and hold harmless the
          ----------------
Company and the Purchasers from all claims, damages, losses or liabilities, including attorneys' fees, to which the Company or the Purchasers may become subject as a result of any claim made or action brought by the University of Delaware (or its successor) under the Delaware License.

     13.  Successors and Assigns.  Except as provided in Section 14, the
          ----------------------
provisions of this Agreement shall be binding upon, and inure to the benefit of, the respective successors, assigns, heirs, executors and administrators of the parties hereto.

     14.  Transfers of Certain Rights.
          ---------------------------

          (a) The rights granted to a Purchaser under subsections 10.1, 10.2 and
10.6 and Section 11 may be transferred by such Purchaser to another Purchaser, to any affiliate of the Purchaser or to any person or entity acquiring at least Fifty Thousand (50,000) Shares or Registrable Shares; provided, however, that
                                                      --------  -------
the Company is given written notice by the transferee at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned.

          (b) Transferees.  Any transferee (other than a Purchaser) to whom
              -----------
rights under subsection 10.1, subsection 10.2, subsection 10.6 or Section 11 are transferred shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon Purchasers under Section 15, subsection 10.6 or Section 11, as the case may be, to the same extent as if such transferee were a Purchaser hereunder.

          (c) Subsequent Transferees.  A transferee to whom rights are
              ----------------------
transferred pursuant to this Section 14 may not again transfer such rights to any other person or entity, other than as provided in (a) or (b) above.

          (d) Partners and Stockholders.  Notwithstanding anything to the
              -------------------------
contrary herein, any Purchaser which is a partnership or corporation may transfer rights granted to such Purchaser under subsection 10.2, subsection 10.6 or Section 11 to any partner or stockholder thereof to whom Shares are transferred pursuant to subsection 11.2 and who delivers to the Company a written instrument in accordance with subparagraph (b) above and containing the representation that the transfer is exempt from registration under the Securities Act of 1933, as amended. In the event of such transfer, such partner or stockholder shall be deemed a Purchaser for purposes of this Section 14 and may again transfer such rights to any other person or entity which acquires Shares or Registrable Shares from such partner or stockholder, in accordance with, and subject to, the provisions of subparagraphs (a), (b) and (c) above.

     15.  Confidentiality.  Each Purchaser agrees that he or it will keep
          ---------------
confidential and will not disclose or divulge any confidential, proprietary or secret information which such Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to such Purchaser pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder, unless such information is known, or until such information becomes known, to the public.

     16.  Survival of Representations and Warranties.  All agreements,
          ------------------------------------------
representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

     17.  Expenses.  The Company shall pay the reasonable costs and expenses of
          --------
Hale and Dorr, special counsel to the Purchasers in connection with the preparation of this Agreement and the closing of the transactions contemplated hereby.

     18.  Notices.  All notices, requests, consents, and other communications
          -------
under this Agreement shall be in writing and shall be delivered by hand or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

     If to the Company, at 30 Lovett Avenue, Newark, Delaware 19711, Attention:
President, or at such other address or addresses as may have been furnished in writing by the Company to the Purchasers; or

     If to a Founder, at his address set forth below his signature to this Agreement; or

     If to a Purchaser, at his or its address set forth on Exhibit A, or at such
                                                           ---------
other address or addresses as may have been furnished to the Company in writing by such Purchaser, with a copy to William F. Winslow, Esq., Hale and Dorr, 1455 Pennsylvania Avenue, N.W., Washington, D.C. 20004.

     Notices provided in accordance with this Section 18 shall be deemed delivered upon personal delivery or 48 hours after deposit in the mail.

     19.  Brokers.  The Company, each Founder and each Purchaser (i) represents
          -------
and warrants to the other parties hereto that he or it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and
(ii) will indemnify and save the other parties harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

     20.  Entire Agreement.  This Agreement embodies the entire agreement and
          ----------------
understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

     21.  Amendments and Waivers.  Except as otherwise expressly set forth in
          ----------------------
this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least 66 2/3% of the Shares. Any amendment or waiver effected in accordance with this Section 22 shall be binding upon each holder of any Shares (including shares of Common Stock into which such Shares have been converted), each future holder of all such securities and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

     22.  Counterparts.  This Agreement may be executed in several
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     23.  Headings.  The headings of the sections, subsections, and paragraphs
          --------
of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

     24.  Severability.  The invalidity or unenforceability of any provision of
          ------------
this Agreement shall not affect the validity or enforceability of any other provision.

     25.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

                            COMPANY:
                           ASTROPOWER INC.



                           By:  /S/ Allen M. Barnett
                                --------------------

                           Name: Allen M. Barnett
                                 ----------------

                           Title: President
                                  ---------

                           FOUNDERS:

                           ASTROSYSTEMS INCORPORATED



                           By:  /S/ Gilbert Steinberg, Vice President
                                -------------------------------------

                           Address:



                           ESSEX VENCAP, INC.


                           By:  /S/ Charles R. Schaller, President
                                ----------------------------------

                           Address:



                           PURCHASERS:

                           ADVAL LIMITED PARTNERSHIP

                           By:  /S/ George S. Reichenbach
                                -------------------------
                                Vice President

                           ADVENT FUTURE LIMITED PARTNERSHIP

                           By:  AVENT INTERNATIONAL CORPORATION
                                General Partner

                           By:  /S/ George S. Reichenbach
                                -------------------------
                                Vice President



                           ADVENT PERFORMANCE MATERIALS LIMITED PARTNERSHIP

                           By:  /S/ George S. Reichenbach
                                -------------------------
                                Attorney-in-Fact



                           WORLD TECHNOLOGY LIMITED PARTNERSHIP

                           By:  ADVENT INTERNATION CORPORATION
                                General Partner

                           By:  /S/ George S. Reichenbach
                                -------------------------
                                Vice President



                           ADHILL LIMITED PARTNERSHIP

                           By:  ADVENT INTERNATIONAL CORPORATION
                                General Partner

                           By:  /S/  George S. Reichenbach
                                --------------------------
                                Vice President



                           ADWEST LIMITED PARTNERSHIP

                           By:  ADVENT INTERNATIONAL CORPORATION
                                General Partner

                           By:  /S/ George S. Reichenbach
                               --------------------------
                                Vice President

                           ADVENT INTERNATIONAL INVESTORS LIMITED PARTNERSHIP

                           By:  ADVENT INTERNATIONAL CORPORATION
                                General Partner

                           By:  /S/ George S. Reichenbach
                                -------------------------
                                Vice President



                           UVCC FUND I

                           By:  ARETE VENTURE MANAGEMENT ASSOCIATES
                                L.P., Managing General Partner

                                By:  ARETE VENTURES, INC.,
                                     PARTNERSHIP, General Partner

                                By:  /S/ Robert W. Shaw, Jr.
                                     -----------------------
                                            President

                                By:  /S/ Robert W. Shaw, Jr.
                                     -----------------------
                                     General Partner



                           UVCC I PARALLEL FUND, L.P.

                           By:  ARETE VENTURES, L.P. II,
                                General Partner

                                By:  ARETE VENTURES, INC.
                                     General Partner

                                By:  /S/ Robert W. Shaw, Jr.
                                     -----------------------
                                            President

                                By:  /S/ Robert W. Shaw, Jr.
                                     -----------------------
                                     General Partner

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

                           PIERCE NORDQUIST PARTNERS, L.P.


                           By:  PIERCE NORDQUIST ASSOCIATES,
                                General Partner

                                By:  /S/ Clare E. Nordquist
                                     --------------------------------

                           PIERCE NORDQUIST PARTNERS II, L.P.

                           By:  PIERCE NORDQUIST ASSOCIATES,
                                General Partner

                                By:  /S/ Clare E. Nordquist
                                     --------------------------------

                           VENTURES WEST III-U.S. LIMITED PARTNERSHIP

                           By: VENTURES WEST MANAGEMENT III, LTD.,
                               General Partner

                               By:/S/ Michael Brown
                                  --------------------------








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